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                                                                   EXHIBIT 16.1

                  [Letterhead of Habif, Arogeti & Wynne, P.C.]


January 9, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Gentlemen:

We have read the statements made by Halis, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/ Habif, Arogeti & Wynne, P.C.
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Habif, Arogeti & Wynne, P.C.

MK/cd